                                                                   EXHIBIT 10(p)

                         CONTRACT TERMINATION AGREEMENT

         This Contract Termination Agreement (this "Agreement") is made and entered into effective as October 31, 2002 (the "Effective Date") by and among Ashworth, Inc., a Delaware Corporation ("Ashworth"), James W. Nantz, III, an individual ("Nantz"), and Nantz Communications, Inc. ("NCI").

                                   BACKGROUND

         A. Ashworth, Nantz and NCI previously entered into that certain Promotion Agreement, effective as of November 1, 2001 (the "Promotion Agreement").

         B. The parties wish to terminate the Promotion Agreement as of the Effective Date of this Agreement.

         C. The parties further wish to enter into and document a new promotional agreement (the "New Agreement") on the terms set forth below.

                                    AGREEMENT

     1. TERMINATION OF PROMOTION AGREEMENT. Ashworth, Nantz and NCI hereby agree that, as of the Effective Date of this Agreement, the Promotion Agreement is hereby terminated by mutual agreement. All parties acknowledge and agree that each party properly performed all obligations and duties required of it or him up through the Effective Date of this Agreement; provided, however, that Ashworth shall promptly calculate and pay to Nantz all unpaid fees for director compensation consistent with the fees paid to other outside Directors. All parties further acknowledge and agree that all future obligations and duties required of each party after the Effective Date of this Agreement shall be governed by the terms of the New Agreement (and this Agreement) and that all parties are hereby released from future obligations based upon or arising under the Promotion Agreement.

     In this regard, all of the Options granted to Nantz pursuant to Sections 16 through 21, inclusive, of the Promotion Agreement (i.e., the second through seventh Options, inclusive) are hereby cancelled in accordance with the terms of Sections 16 through 21, inclusive. In addition, Ashworth shall have no obligation to grant to Nantz additional options for 10,000 shares pursuant to Section 22 of the Promotion Agreement, but Nantz shall be entitled, as long as he serves as a Director of Ashworth, to receive outside Director compensation (consistent with Board policy) separate from this Agreement or the New Agreement. With respect to the first Option for 40,000 shares granted to Nantz pursuant to Section 15 of the Promotion Agreement, however, Nantz shall have the right to exercise such first Option up until the earlier of (a) November 1, 2007 or (b) the date of termination of the New

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     Agreement by Ashworth if occurring prior to October 31, 2004, notwithstanding the termination of the Promotion Agreement as of the Effective Date of this Agreement.

     2. NEW AGREEMENT. Ashworth, Nantz and NCI (or an affiliate of Nantz at his election) hereby agree to document and enter into the New Agreement, effective as of the Effective Date of this Agreement. The terms of the New Agreement shall require the performance of substantially the same duties and obligations as each party was obligated to provide under the terms of the Promotion Agreement, except that Nantz shall be obligated to continue the Services (as defined in the Promotion Agreement) up through January 15, 2007, and shall be paid an additional $50,000 for this extension in quarterly installments of $12,500 commencing December 1, 2005. In this regard, however, Ashworth shall not be obligated to grant any additional stock options to Nantz for Services, but shall be obligated to pay the following (annual) cash amounts (in quarterly installments commencing December 1 for the first three years) during the following periods (in addition to the annual consulting fee):

             November 1, 2002 - October 31, 2003          $200,000

             November 1, 2003 - October 31, 2004          $300,000

             November 1, 2004 - October 31, 2005          $300,000

             November 1, 2005 - January 15, 2007          $400,000
                                (payable 100% on
                                January 15, 2007)

     The final $400,000 annual amount may, at Ashworth's election, be paid in cash, registered common stock of Ashworth (valued at fair market value on the date of the stock issuance), or some combination thereof.

     3. TIMING. The parties shall work together in the best of good faith to execute and deliver the New Agreement by January 31, 2003.

     4. BINDING OBLIGATION. Even though the definitive New Agreement may not be signed and delivered until a later date, Section 2 of this Agreement and the obligation of each party (or, at Nantz's election, an affiliate of NCI) to enter into the New Agreement on the terms specified in Section 2 are binding and enforceable.

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     In Witness Whereof, the parties have entered into this Agreement as of the
     Effective Date.

             Ashworth, Inc.                     James W. Nantz, III

     By: /s/ Randall L. Herrel, Sr.         By: /s/ James W. Nantz, III
         -------------------------              -----------------------
         Randall L. Herrel, Sr.                 James W. Nantz, III
         Chairman, President and
         Chief Executive Officer

                            Nantz Communications, Inc.

                           By: /s/ James W. Nantz, III
                               -----------------------
                               James W. Nantz, III
                               President

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